SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter))

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GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on June 14, 2011. The Annual Meeting will begin at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784.

The Annual Meeting will cover only the business contained in the Proxy Statement. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

Under rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of this proxy statement and our annual report. The notice contains instructions on how to access the proxy statement and the annual report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

Very truly yours,

Jerome I. Feldman
Chairman of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2011

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of GSE Systems, Inc. (the “Company”) will be held on June 14, 2011, at 11:00 a.m. local time, at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784 and thereafter as it may from time to time be adjourned, for the purposes stated below:

1.  To elect three Class I directors to serve until the 2014 Annual Meeting or until their respective successors are elected and qualified, or, if earlier, such director’s resignation, death or removal;

2.  To ratify the selection of the Audit Committee of the Board of Directors of KPMG LLP, independent registered public accountants, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011;

3.  To approve the Company’s 1995 Long-Term Incentive Plan (as Amended and Restated effective March 7, 2011);

4.  To vote on an advisory resolution on the Company’s executive compensation;

5.  To vote on the frequency of future stockholder advisory votes on the Company’s executive compensation; and

6.  To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 18, 2011 as the record date for the Annual Meeting. This means that owners of the Company’s common stock at the close of business on that day are entitled to (a) receive this notice of the Annual Meeting, and (b) vote at the Annual Meeting or at any adjournments or postponements thereof. Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

The list of stockholders as of the record date will be open for the examination by any stockholder present at the meeting. Please note that information relating to stockholder proposals and submissions is located at the end of this proxy statement for your reference. If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Jeffery G. Hough
Senior Vice President, Chief Financial Officer, Secretary & Treasurer
Sykesville, Maryland
April 29, 2011

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 14, 2011

ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting (the “Annual Meeting”) of stockholders of GSE Systems, Inc. (the “Company”) to be held on Tuesday,  June 14, 2011 at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.  The notice of the Annual Meeting will be mailed to stockholders on or about May 3, 2011.

WHY DIDN’T I RECEIVE PAPER COPIES OF THE PROXY MATERIALS IN THE MAIL?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are now primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each shareholder. If you received only an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you on how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

HOW MANY VOTES DO I HAVE?

Stockholders who owned GSE Systems Common Stock (“Common Stock”) at the close of business on April 18, 2011 (the “Record Date”) are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Annual Meeting.

On the Record Date, there was one class of stock issued and outstanding, the Common Stock. On that date there were 19,224,031 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.  Election of three Class I directors;

2.  Ratification of the selection of KPMG LLP as the Company’s independent registered public accountants;

3.  Approval of   the Company’s 1995 Long-Term Incentive Plan (as Amended and Restated effective March 7, 2011);

4.  Approval of an advisory resolution on the Company’s executive compensation; and

5.  The frequency of future stockholder advisory votes on the Company’s executive compensation.

Our Board has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote (i) FOR each of the first four proposals set forth above and (ii) to conduct future advisory votes on executive compensation every THREE years.

WHO MAY VOTE ON THESE PROPOSALS?

All of the holders of record of GSE Systems Common Stock at the close of business on April 18, 2011 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 19,224,031 shares of Common Stock outstanding and entitled to vote.

HOW DO I VOTE?

If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”)), there are four ways to vote:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on the Notice or if you received a proxy card, by following the instructions on the proxy card. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting: You may cast your vote in person at the annual meeting. Written ballots will be passed out to anyone who wants to vote in person at the meeting.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 13, 2011. Internet or telephone voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy. If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.

WHAT IF I HOLD MY SHARES IN “STREET NAME?”

You should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.

Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE Amex Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2011 is considered a “routine” matter for which brokerage firms may vote unvoted shares.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting on June 14, 2011. The presence in person or by proxy of at least a majority of the shares of Common Stock outstanding as of the Record Date, will constitute a quorum and are required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, and also will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will not be included in vote totals and will not affect the outcome of the voting for any of the proposals. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

A broker non-vote occurs when a broker submits a proxy card with respect to Securities held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such Securities on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of directors, the Amendment of the 1995 Long Term Incentive Plan, the approval of an advisory resolution on the Company’s executive compensation, and the frequency of future stockholder advisory votes on the Company’s executive compensation.

CAN I CHANGE MY MIND AFTER I VOTE?

Yes.   If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1:  Election of Directors

A plurality of the eligible votes cast is required to elect director nominees. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat. There are three nominees for the three Class I seats. A withheld vote will not affect the required plurality. Abstentions shall not be considered to be votes cast.

Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast, voting in person or by proxy. Abstentions will not be counted as votes cast. Accordingly, abstentions will not affect the outcome of the voting for this proposal.

Proposal 3:  Approval of the 1995 Long-term Incentive Plan (as amended and restated effective March 7, 2011)

The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast, voting in person or by proxy.  Abstentions will not be counted as votes cast. Accordingly, abstentions will not affect the outcome of the voting for this proposal.

The results of the voting on Proposal 4, Approval of an advisory resolution on the Company’s executive compensation, and Proposal 5, Vote on the frequency of future stockholder advisory votes on the Company’s executive compensation, are non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

ARE THERE ANY DISSENTERS’ RIGHTS OF APPRAISAL?

The Board is not proposing any action for which the laws of the State of Delaware, the Certificate of Incorporation, as amended, or the By-Laws, as amended, of GSE Systems provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy material to the beneficial owners of our shares. A few of our officers and employees may participate in the solicitation of proxies without additional compensation. We estimate that the costs associated with solicitations of the proxies requested by this proxy statement will be approximately $30,000.

WHERE ARE GSE SYSTEMS’ PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of GSE Systems are located at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 and our telephone number is (410) 970-7800.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT GSE SYSTEMS?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 Form 10-K”), as filed with the Securities and Exchange Commission (“SEC”), including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits. A list describing the exhibits not contained in the 2010 Form 10-K will be furnished with the 2010 Form 10-K. Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company’s reasonable expenses incurred in furnishing the requested exhibits.   In addition, the 2010 Form 10-K can be found on the Company’s website, www.gses.com, under Investor Relations/Financials.

GSE Systems is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires that GSE Systems file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including GSE Systems, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, GSE Systems’ Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.

DO ANY OF THE OFFICERS OR DIRECTORS HAVE AN INTEREST IN THE MATTERS TO BE ACTED UPON?

Messrs. Glashow, Hagengruber and Michael Feldman have been nominated to stand for re-election as Class I directors and therefore have an interest in the outcome of Proposal 1. Each of the Company’s officers and directors has an indirect interest in the outcome of Proposal 3 as any future compensation granted in the form of an option, warrant or grant of shares of Company common stock relate to  the number of shares reserved and available for issuance under the 1995 Long-Term Incentive Plan. To the best of our knowledge, no directors or officers have an interest, direct or indirect, in any other matters to be acted upon at the Annual Meeting except as described herein.

The principal place of business for Dr. Sheldon L. Glashow, Dr. Roger L. Hagengruber and for Michael D. Feldman is GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

Within the past year, none of the Officers and Directors listed below was party to any contract, arrangements or understandings with any person with respect to any Company securities including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

To the best of our knowledge, no person, other than a director or executive officer of the Company acting solely in that capacity, is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

WHO IS ENTITLED TO VOTE?

Only stockholders of record at the close of business on April 18, 2011 will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. On April 18, 2011, there were 19,224,031 shares of common stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting.

WHICH STOCKHOLDERS OWN AT LEAST FIVE PERCENT OF THE COMPANY?

The Common Stock is the only class of voting securities of the Company. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares and subject to community property laws where applicable. As of the close of business on the Record Date, 19,224,031 shares of Common Stock were issued and outstanding. We are not aware of any material proceedings to which any of the parties identified under footnotes (2) – (5) in the “Common Stock” section below, or any associate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Common Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of April 18, 2011 by (1) all beneficial owners of more than 5% of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after the date on which the determination of beneficial ownership is made. Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

	GSE Common Stock
	Amount and Nature		Percent of
Name of Beneficial Owner	of Beneficial Ownership (A)		Class (B) (1)

Beneficial Owners:
NSB Advisors LLC	2,662,067	(2)	13.8%
200 Westage Business Center Drive
Suite 228
Fishkill, NY 12524

Newland Capital Management LLC	1,909,141	(3)	9.9%
350 Madison Avenue, 8th Floor
New York, NY 10017

Dolphin Offshore Partners, LP	1,464,972	(4)	7.6%
c/o Dolphin Asset Management
129 East 17th St., 2nd Floor
New York, NY 10003

S Squared Technology, LLC	1,370,800	(5)	7.1%
515 Madison Avenue
New York, NY 1022

Management:

Jerome I. Feldman	402,030	(6)	2.1%
Michael D. Feldman	402,030	(7)	2.1%
O. Lee Tawes, III	256,196	(8)	1.3%
John V. Moran	183,668	(9)	0.9%
George J. Pedersen	105,288	(10)	0.5%
Chin-Our Jerry Jen	101,510	(11)	0.5%
Jeffery G. Hough	88,082	(12)	0.5%
Gill R. Grady	45,255	(13)	0.2%
Roger L. Hagengruber	41,000	(14)	0.2%
Sheldon L. Glashow	36,438	(15)	0.2%
Joseph W. Lewis	31,000	(16)	0.2%
Lawrence M. Gordon	30,000	(17)	0.2%
Jane Bryant Quinn	12,666	(18)	0.1%
James A. Eberle	-	(19)	0.0%
Directors and Executive Officers	1,333,133	(20)	6.7%
as a group (14 persons)

(A)
This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC including but not limited to certain Schedules 13G/A filed for 2010 by NSB Advisors LLC, Newland Capital Management LLC, and S Squared Technology, LLC.  On that basis, the Company believes that certain of the shares reported in this table may be deemed to be beneficially owned by more than one person and, therefore, may be included in more than one table entry.  Except as otherwise indicated in the footnotes to this table, only certain stockholders named in this table have sole voting and dispositive power with respect to the shares indicated as beneficially owned.

(B)	Applicable percentages are based on 19,224,031 shares outstanding on April 18, 2011, adjusted as required by rules promulgated by the SEC.

(1)  The percentage of class calculation for Common Stock assumes for each beneficial owner and directors and executive officers as a group that (i) all options and warrants are exercised in full only by the named beneficial owner or members of the group and (ii) no other options or warrants are exercised.

(2)  Based on a Schedule 13G filed with the SEC on January 10, 2011 by NSB Advisors LLC, an Investment Advisor registered under section 203 of the Investment Advisers Act of 1940.

(3)  Based on a Schedule 13G/A filed with the SEC on February 11, 2011 by Newland Capital Management LLC, on its own behalf and on behalf of Newland Master Fund Ltd, Newland Offshore Fund Ltd, Ken Brodkowitz and Michael Vermut. The Reporting Persons disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons’ pecuniary interest therein.

(4)  Includes 1,464,972 shares of Common Stock owned directly by Dolphin Offshore Partners, LP (“Dolphin”).

(5)  Based on a Schedule 13G filed with the SEC on February 11, 2011 by S Squared Technology, LLC (“SST”) on its own behalf and on behalf of Seymour L. Goldblatt and Kenneth A. Goldblatt.  SST is a registered investment adviser and Seymour and Kenneth Goldblatt are control persons of SST.  Seymour and Kenneth Goldblatt disclaim any beneficial ownership interest of the shares held by any funds for which SST acts as an investment adviser, except for that portion of such shares that relates to their economic interest in such shares, if any.

(6)  Includes 228,858 shares of Common Stock owned directly by Mr. Feldman, 113,571 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman which are currently exercisable, 1,341 shares of Common Stock allocated to Mr. Feldman’s account pursuant to the provisions of the GP Retirement Savings Plan (the “GP Plan”), 354 shares of Common Stock held by members of Mr. Feldman’s family, and 57,906 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman’s family which are currently exercisable.  Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(7)  Includes 206 shares of Common Stock owned directly by Mr. Feldman, 57,906 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman which are currently exercisable, 229,006 shares of Common Stock held by Mr. Feldman’s family, 113,571 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman’s family which are currently exercisable, and 1,341 shares of Common Stock allocated to the account of Mr. Feldman’s family pursuant to the provisions of the GP Plan.  Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(8)  Includes 225,196 shares of Common Stock owned directly by Mr. Tawes and 31,000 shares of Common Stock issuable upon exercise of options held by Mr. Tawes which are currently exercisable.

(9)  Includes 183,057 shares of Common Stock issuable upon exercise of stock options held by Mr. Moran which are currently exercisable and 611 shares of Common Stock allocated to Mr. Moran’s account pursuant to the provisions of the GP Plan.

(10)  Includes 74,288 shares of Common Stock owned directly by Mr. Pedersen and 31,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Pedersen which are currently exercisable.

(11)  Includes 3,800 shares of Common Stock owned directly by Mr. Jen and 97,710 shares of Common Stock issuable upon exercise of stock options held by Mr. Jen which are currently exercisable.

(12)  Includes 88,082 shares of Common Stock issuable upon exercise of stock options held by Mr. Hough which are currently exercisable.

(13)  Includes 100 shares of Common Stock owned directly by Mr. Grady and 45,155 shares of Common Stock issuable upon exercise of stock options held by Mr. Grady which are currently exercisable.

(14)  Includes 10,000 shares of Common Stock owned directly by Dr. Hagengruber and 31,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Hagengruber which are currently exercisable.

(15)  Includes 5,438 shares of Common Stock owned directly by Dr. Glashow and 31,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Glashow which are currently exercisable.

(16)  Includes 31,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis which are currently exercisable.

(17)  Includes 30,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Gordon which are currently exercisable.

(18)  Includes 12,666 shares of Common Stock issuable upon exercise of stock options held by Ms. Quinn which are currently exercisable.

(19)  Mr. Eberle does not directly hold any shares of Common Stock or Common Stock issuable upon exercise of stock options which are currently exercisable.

(20)  Includes 547,886 shares of Common Stock owned directly by the directors and executive officers, 783,147 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers which are currently exercisable, 1,952 shares of Common Stock allocated to accounts pursuant to the provisions of the GP Plan, and 148 shares of Common Stock owned by family members of the directors and executive officers.

Preferred Stock

The Company has no preferred stock issued or outstanding as of the date of this Proxy Statement.

DIRECTORS AND EXECUTIVE OFFICERS

MATERIAL PROCEEDINGS

The Company is not aware of any material proceedings to which any of its directors, officers or affiliates, any owners of record or beneficially of more than five percent of any class of its voting securities, or any associate or of any such directors, officers or affiliates or security holders is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name		Age	Title

James A. Eberle	(1)	43	Director, Chief Executive Officer
Jerome I. Feldman	(1)	82	Director, Chairman of the Board
Michael D. Feldman		43	Director, Executive Vice President
Sheldon L. Glashow	(2) (4)	78	Director
Gill R. Grady		53	Senior Vice President
Lawrence M. Gordon		57	Senior Vice President
Roger L. Hagengruber	(2)	68	Director
Jeffery G. Hough		56	Senior Vice President, Chief Financial Officer, Treasurer, Secretary
Chin-Our Jerry Jen		62	President
Joseph W. Lewis	(2)	76	Director, Chairman of the Audit Committee
John V. Moran	(5)	60	Director, Chief Executive Officer
George J. Pedersen	(1) (3) (4)	75	Director, Chairman of the Compensation Committee
Jane Bryant Quinn	(3)	72	Director
O. Lee Tawes, III	(3)	63	Director

(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Compensation Committee
(4) Member of Nominating Committee
(5) Director, Chief Executive Officer and Member of the Executive Committee until his resignation on October 31, 2010.

Biographical information with respect to the executive officers and directors of GSE Systems is set forth below. With the exception of the Messrs. Feldman, there are no family relationships between any present executive officers or directors.

James A. Eberle.  Since November 1, 2010, Mr. Eberle has been the Chief Executive Officer and a Director of the Company.  From June 1, 2010 until October 31, 2010, Mr. Eberle was the Chief Operating Officer of the Company.  From June 2004 until June 2010, Mr. Eberle had been the President of MXL Industries, Inc. (“MXL”).  MXL is a complete, turn-key provider of optical quality mold design, tooling, molding, and coating of polycarbonate and acrylic parts concentrating on meeting stringent optical performance requirements for a broad spectrum of customers.  From 1990 to May 2004, Mr. Eberle worked at General Physics Corporation, his last position being VP of Operations.  General Physics is a wholly-subsidiary of GP Strategies Corporation (NYSE: GPX).  General Physics is a global performance improvement solutions provider of sales and technical training, e-Learning solutions, management consulting and engineering services.  Prior to joining General Physics, Mr. Eberle was Nuclear Reactor Operator and Instructor in the United States Navy.

Mr. Eberle brings leadership capabilities, financial knowledge and business acumen to our Board.   In addition, Mr. Eberle’s knowledge of the Company and its operations make him extremely qualified to serve as the Company’s Chief Executive Officer and a member of the Board.

Jerome I. Feldman. Mr. Feldman has served as a Company director since 1994 and as Chairman of the Board since 1997. In April 2007, Mr. Feldman became an executive officer of the Company in the position of Chairman of the Board.  Mr. Feldman was founder of GP Strategies and was its Chief Executive Officer and Chairman of the Board until April 2005 and Chairman of the Executive Committee of GP Strategies from April 2005 to June 2007.  He was Chairman of the Board of Five Star Products, Inc., a paint and hardware distributor, from 1994 until March 2007; Chairman of the Board and Chief Executive Officer of National Patent Development Corporation, a holding company with interests in optical plastics, paint and hardware distribution services from August 2004 until May 2007; and a Director of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, from January 2005 until April 2007. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital Foundation.

As a former Chief Executive Officer of a public company, Mr. Feldman brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Feldman has a deep understanding of the Company and its operations, having served on our Board since 1994 and as Chairman of the Board since 1997.  Mr. Feldman’s experience makes him a valued and important contributor to our Board.

Michael D. Feldman. Mr. Michael Feldman has served as a director since January 2006. Mr. Feldman joined the Company in early 2004 as Director of International Sales and Marketing and focuses on obtaining new business in China and the Persian Gulf. Prior to joining GSE, he was Chief Executive Officer of RedStorm Scientific, Inc., a biotech company that assisted pharmaceutical companies in shortening the drug discovery process through its understanding of proteins. Mr. Feldman had previously held positions with GP Strategies Corporation and General Physics in international sales and marketing. Mr. Feldman graduated from Cornell University with a BA in 1989. Mr. Feldman is the son of Jerome I. Feldman, the Company's Chairman of the Board.

Mr. Feldman brings marketing experience and business acumen to our Board.  Mr. Feldman has an understanding of the Company and its operations, having served as Director of International Sales and Marketing of the Company since 2004 and as a member of our Board since 2006.  Mr. Feldman’s experience makes him a valued and important contributor to our Board.

Sheldon L. Glashow, Ph.D. Dr. Glashow has served as a director since 1995. Dr. Glashow is the Higgins Professor of Physics Emeritus at Harvard University, and a university professor and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow was a director of Interferon Sciences, Inc., a pharmaceuticals company from 1991 to 2005. Dr. Glashow also served on the Board of RedStorm Scientific, Inc., a computational drug design company until 2009. Dr. Glashow is a member of the National Academy of Science, the American Academy of Arts and Sciences, the American Philosophical Society, and is a foreign member of the Russian, Korean and Costa Rican Academies of Sciences.

As a winner of the Nobel Prize in Physics in 1979 and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, Dr. Glashow’s breadth of knowledge in the multiple scientific disciplines makes him a valued and important contributor to our Board.

Gill R. Grady. Mr. Grady has served as a Senior Vice President since September 1999 and is currently responsible for the Company’s Marketing, Business Development and Merger Integration activities.  Prior to this, he was responsible for Eastern European, Process Industry and Department of Energy business operations. He has also held numerous senior management positions in business operations, marketing and project management with the Company as well as several administrative functions such as investor relations, human resources, contract administration and information technology. Throughout his tenure, he has been the Company’s liaison with the Department of Energy and with Congress for funding related to the Company’s Eastern European activities. He has been employed by the Company or predecessor companies since 1980.

Lawrence M. Gordon.  Mr. Gordon has been with the Company since January 2009 and currently serves as a Senior Vice President and the Company’s General Counsel.  From March 2006 until December 2008, Mr. Gordon was Assistant to the President of Stem Cell Innovations, Inc., a publicly traded cell biology company.  From July 1995 until March 2006, Mr. Gordon was Chief Executive Officer and a Director of Interferon Sciences, Inc., a publicly traded biotechnology company engaged in the manufacture and sale of an FDA approved natural alpha interferon product.

Roger L. Hagengruber, Ph.D. Dr. Hagengruber has served as a director since June 2001. Dr. Hagengruber retired in 2003 as the Senior Vice President for National Security and Arms Control at the Sandia National Laboratories, where he served as an officer for over 17 years. In his former position, he led programs in nuclear technologies, arms control, satellite and sensor systems, security, and international programs, including an extensive set of projects within the states of the former Soviet Union. He served as the Senior Security Officer at Los Alamos National Laboratory, retiring in 2008, and retired in 2009 from the University of New Mexico (“UNM”) where he was Associate Vice President for Research.  Dr. Hagengruber served for three years on the Nuclear and Radiation Studies Board of the National Academy of Science and is currently a member of the Defense Threat Reduction Agency Threat Reduction Advisory Panel.  He also has status as Senior Vice President Emeritus at Sandia National Laboratories and is Emeritus Director of the Institute for Public Policy at UNM.  Dr. Hagengruber holds B.S., M.S. and Ph.D. degrees from the University of Wisconsin, with his doctorate in nuclear physics. He is also a graduate of the Industrial College of the Armed Forces.

As a former senior executive for National Security and Arms Control at the Sandia National Laboratories, Dr. Hagengruber brings management experience, an understanding of the Company’s technology and business acumen to our Board.  Dr. Hagengruber has a deep understanding of the Company and its operations, having served on our Board since 2001.  Dr. Hagengruber’s experience makes him a valued and important contributor to our Board.

Jeffery G. Hough.  Mr. Hough joined the Company in January 1999 as Senior Vice President and Chief Financial Officer. During 1999, he was elected both Treasurer and Secretary of the Company. Prior to joining the Company, from 1995 through 1998, Mr. Hough was the Chief Financial Officer and Treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price Waterhouse from 1977 to 1982.

Chin-our Jerry Jen.  Mr. Jen has been with the Company and its predecessor companies since 1980 in various engineering and senior management positions. In 1997, Mr. Jen was promoted to Senior Vice President of the Power Business Unit, and from November 14, 2000 until April 30, 2010 was the Chief Operating Officer of GSE. On March 27, 2001, Mr. Jen was named President. Mr. Jen served as a director from March 2001 until his resignation from the Board on January 24, 2006.

Joseph W. Lewis.  Mr. Lewis has served as a director since March 2000. In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice President with responsibilities for its Controls Group. Mr. Lewis served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider from 1991 to 2009, serving as its Treasurer from 1993 to 2002 and as its Chairman of the Board from 2003 to 2009.

As a former senior executive to a company in our industry, Mr. Lewis brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Lewis has a deep understanding of the Company and its operations, having served on our Board since 2000 and as Chairman of the Audit Committee since 2003.  Mr. Lewis’s experience makes him a valued and important contributor to our Board.

George J. Pedersen. Mr. Pedersen has served as a director since 1994 and as Chairman of the Company's Executive Committee since 1997. He currently serves as Chairman of the Board and Chief Executive Officer of ManTech International Corp. Mr. Pedersen co-founded ManTech in 1968. Mr. Pedersen is also on the board of directors of the National Defense Industrial Association (NDIA) and the Association For Enterprise Integration (AFEI).

As the Chief Executive Officer and Chairman of the Board of a public company, Mr. Pedersen brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Pedersen has a deep understanding of the Company and its operations, having served on our Board since 1994 and as Chairman of the Executive Committee since 1997.  Mr. Pedersen’s experience makes him a valued and important contributor to our Board.

Jane Bryant Quinn.  Ms. Quinn has served as a director since May 2008.  Ms. Quinn is one of the nation’s leading experts on personal finance.  She currently writes a biweekly column for Bloomberg.com, a monthly column for AARP Bulletin and has authored several books on personal finance.  Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.  She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

Ms. Quinn, being one of the nation’s leading experts on personal finance, brings financial knowledge and business acumen to our Board.   Ms. Quinn’s experience makes her a valued and important contributor to our Board.

Orrie Lee Tawes III. Mr. Tawes has served as a director since 2006. Mr. Tawes is the Executive Vice President and Head of Investment Banking and a member of the Board at Northeast Securities, Inc.  From 2000-2001 he was a Managing Director for C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies. Mr. Tawes spent 20 years at Oppenheimer & Co. Inc. and CIBC World Markets, where he was Director of Equity Research from 1991 to 1999. He was also Chairman of the Stock Selection Committee at Oppenheimer & Co., a member of its Executive Committee and a member of its Commitment Committee. From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. and Oppenheimer & Co. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia. He serves as a director for Houston America Energy Corp., New Leaf Brands, Inc., GreenCrest Capital, and 100 Wall Energy Partners.

As the Executive Vice President and Head of Investment Banking and a member of the Board at Northeast Securities, Inc and having held other executive positions in the financial services industry, Mr. Tawes brings leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Tawes has a deep understanding of the Company and its operations, having served on our Board since 2006.  Mr. Tawes’ experience makes him a valued and important contributor to our Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the “Reporting Persons”), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE AMEX Stock Exchange. These Reporting Persons are required by the SEC’s regulation to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to GSE Systems during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe that Mr. Gill R. Grady and Mr. Jerome I. Feldman each filed one late Form 4 in 2010.

NOMINEES TO THE BOARD OF DIRECTORS

Dr. Sheldon L. Glashow, Dr. Roger L. Hagengruber and Michael D. Feldman are the Class I nominees standing for re-election to the Board. See “Information about Directors and Executive Officers” above for information relating to their respective business experience.

THE BOARD OF DIRECTORS

The Board oversees the business affairs of GSE Systems and monitors the performance of management. The Board elects executive officers of the Company.  In 2010, there were 9 directors.  The Board held six meetings during the fiscal year ended December 31, 2010.  During the 2010 fiscal year, four of the then-serving directors attended less than one hundred percent (100%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he/she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he/she served (during the periods that he/she served).  Mr. Pedersen’s attendance was 90%, Dr. Glashow’s attendance was 90%, Mr. Hagengruber’s attendance was 90% and Ms. Bryant-Quinn’s attendance was 75%.

GSE Systems’ Certificate of Incorporation provides that the Board shall be divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

All of the current Class I directors are standing for re-election for a three-year term at the Annual Meeting. All of the Class I nominees standing for election,  other than Michael Feldman, will be deemed “independent” as that term is defined by the SEC. The Class II Directors will stand for re-election at the 2012 Annual Meeting and the Class III directors will stand for re-election at the 2013 Annual Meeting.

CORPORATE GOVERNANCE

The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

The non-management directors meet periodically in executive session. The executive sessions of non-management directors are to be presided over by the director who is the Chairman of the committee responsible for the issue being discussed. Any director may request an executive session of non-management directors to discuss any matter of concern. The Board has provided the means by which stockholders may send communications to the Board or to individual members of the Board. Such communications should be directed to the Secretary of the Company, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 who will forward them to the intended recipients.

The Board reviews the independence of its members on an annual basis. No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board has not adopted any categorical standards of directors’ independence; however, the Board employs the standards of independence of the NYSE AMEX (“AMEX”) rules currently in effect. As a result of its Annual Review, the Board determined that Dr. Sheldon L. Glashow, Dr. Roger Hagengruber, Joseph W. Lewis, George J. Pedersen, Jane Bryant Quinn and Orrie Lee Tawes, III meet AMEX independence standards and that all of the members of the Audit Committee are independent.

BOARD LEADERSHIP STRUCTURE

Mr. Feldman currently serves as Chairman of the Board of Directors. Mr. Eberle currently serves as Chief Executive Officer of the Company. The Company believes it is the Chairman’s responsibility to lead the Board of Directors and Chief Executive Officer’s responsibility to lead the day-to-day operations of the Company. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have a Chairman who is responsible for leading the Board, which allows the Chief Executive Officer to focus on running the Company. This separation of responsibilities ensures that there is no duplication of effort between the Chairman and Chief Executive Officer. We believe this separation of leadership provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and shareholders.

BOARD’S ROLE IN OVERSIGHT

While the Board oversees risk management, Company management is charged with managing risk. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls at least annually. Management communicates with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, and accounting matters. The Audit Committee oversees the internal audit function and the Company's ethics programs. The Audit Committee members meet separately with the Company's Head of Internal Audit and representatives of KPMG LLP, the Company’s independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Company encourages but does not require all of its directors to attend the Annual Meeting of Stockholders.  Two directors, Mr. John V. Moran and Mr. Jerome I. Feldman, attended the 2010 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee. As an NYSE Amex listed company, we are subject to the NYSE Amex listing standards.  The Company is required under the NYSE Amex listing standards to have a majority of independent directors and independent audit, nominating and compensation committees.

Executive Committee.  The Executive Committee consists of Messrs. Pedersen (Chairman), Eberle and Jerome Feldman. The Executive Committee has the authority to exercise all powers of the Board, except for actions that must be taken by the full Board under the Delaware General Corporation Law. The Executive Committee met once during fiscal year 2010.

Nominating Committee.  The Nominating Committee consists of Messrs. Glashow and Pedersen. All members of the Nominating Committee are “independent” directors as that term is defined by applicable SEC rules and the NYSE Amex listing standards. The Nominating Committee selects and recommends nominees for election as directors. Although the Nominating Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service). Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board. The Nominating Committee met once during fiscal year 2010.  The Nominating Committee Charter is available on our website at www.gses.com.

Audit Committee. The Audit Committee consists of Messrs. Hagengruber, Glashow and Lewis (Chairman), each of whom is “independent” as defined by applicable SEC rules and the AMEX listing standards. In addition, the Board has determined that Mr. Lewis is an “audit committee financial expert” as defined by applicable SEC rules and established by AMEX. The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and appointing the Company's independent accountants. The Audit Committee makes recommendations concerning the engagement of independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times during fiscal year 2010. See “Report of the Audit Committee” below. The Audit Committee Charter is available on our website at www.gses.com

Compensation Committee.  The Compensation Committee consists of Messrs. Tawes, Pedersen (Chairman) and Ms. Quinn. Messrs. Pedersen, Tawes and Ms. Quinn are “independent” directors as that term is defined by applicable SEC rules and the NYSE Amex listing standards. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for administering and granting awards under the Company's Long-Term Incentive Plan. The Compensation Committee met twice during fiscal year 2010.  See “Report of the Compensation Committee” below. The Compensation Committee Charter is available on our website at www.gses.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Michael D. Feldman is a member of our Board of Directors and is Executive Vice President in charge of International Sales and Marketing.  He is also the son of Jerome I. Feldman, the Chairman of the Board. The Company entered into an employment agreement with Michael Feldman effective January 1, 2011.  See the discussion of his employment agreement under “Employment Agreements” below.

It is the Company’s policy that any transactions with related parties are to be reviewed and approved by the Company’s Audit Committee, with the exception of officer compensation which is approved by the Compensation Committee.  In 2010, there were no related party agreements that required Audit Committee approval.  The Compensation Committee approved Michael Feldman’s employment agreement.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE Amex listing standards. In addition, the Board has determined that Joseph W. Lewis is an “audit committee financial expert” as defined by applicable SEC rules and satisfies the “accounting or related financial management expertise” criteria established by NYSE Amex.  The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee has:

•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010 with management and with KPMG LLP, GSE’s independent registered public accounting firm;

•	discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended;
•
received the written disclosures and the letter from KPMG LLP required by PCAOB rule 3526, Communication with Audit Committees Concerning Independence and has discussed with KPMG LLP its independence from the Company and its management;

•
discussed with management and with KPMG LLP the evaluation of the Company’s internal controls and the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•
discussed with KPMG LLP the overall scope and plans of their audit.  The Committee meets with KPMG LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC; and

•	selected KPMG LLP as the Company’s independent accountants for the year 2011. Such selection is being submitted for ratification by the stockholders at the Annual Stockholders Meeting.

By the members of the Audit Committee:

Joseph W. Lewis, Chairman
Dr. Sheldon L. Glashow
Dr. Roger L. Hagengruber

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accountants. Such policies and procedures provide that management shall submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each fiscal year. In addition, the policies and procedures provide that the Audit Committee also may pre-approve particular services not in the annual plan on a case-by-case basis. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chairman, for audit and permitted non-audit services. Any service pre-approved by the Audit Committee or its Chairman must be reported to the Audit Committee at the next scheduled quarterly meeting. In addition, the pre-approval procedures require that all proposed engagements of KPMG LLP for services of any kind be directed to the Company’s Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2010 and fees billed for other services rendered by KPMG LLP, together with a comparison of the fees for audit services and other services rendered by KPMG LLP in fiscal 2009. The Audit Committee approved 100% of the services described in the following table.

	2010	2009

Audit fees (1)	$ 446,853	$ 485,200

Audit related fees (2)	18,000	17,500

Tax related fees (3)	3,013	-

All other fees (4)	253,224	-

Total fees	$ 721,090	$ 502,700

(1)
Audit fees consisted of fees for audits of the Company’s financial statements, including quarterly review services in accordance with SAS No. 100, statutory audit services for subsidiaries of the Company, the audit of our subsidiary, TAS Holdings Limited in 2010, the issuance of a comfort letter related to the Company’s issuance of common stock under a “shelf” registration statement in 2009, the issuance of a consent related to one registration statement filed with the SEC in 2009, and the issuance of consents related to the audits of a joint venture in 2010 and 2009.

(2)	Audit related fees consisted of fees for audits of the financial statements of the Company’s 401(k) Savings Plan.
(3)	Tax related fees consisted of tax consulting services provided to our subsidiary in Sweden.
(4)	All other fees consisted of fees for acquisition related due diligence.

There were no other fees for the last two years except as outlined in the above table.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee consists entirely of independent directors in accordance with the NYSE Amex requirements. The Committee is responsible for overseeing and administering the Company’s compensation program for its executive officers and for granting awards under and administering the Company’s Long-Term Incentive Plan. The Compensation Committee bases its decisions on both individual performance and the Company’s financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company’s Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the NYSE Amex, may not be present during voting or deliberations as to his compensation.   In the event compensation to an officer or director of the Company may result or be deemed to result from a related party transaction, the Company’s Audit Committee or a majority of the Independent Directors may review the proposed compensation arrangement.

Philosophy.  The compensation program for the executive officers of the Company is developed and administered by the Board of Directors and its Compensation Committee. Overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by Company management. The key goals of the Company's compensation program are: (1) to attract, retain and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company; (2) provide incentives for executive officers for superior performance; and (3) to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

Implementation Guidelines.  To implement the general compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) bonus awards, and (iii) long-term incentive awards. The factors and criteria to be considered with respect to each of these components are set forth below.

Base Salary.

The range of the base salary for an executive or other employee position will generally be established based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The Company subscribes to a compensation data survey which provides salary data based upon business focus, executive job descriptions, geographic location and size of the company,  but does not identify the component  companies by name.  The level of base salary within the range of competitive salaries,  generally between the 50th and 75th percentile for executives in similar positions,  will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all other officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors. Base salary payments made in 2010 were made to compensate ongoing performance throughout the year.

Bonus Awards.

The bonus award is intended to focus the efforts of the executives and other employees on performance objectives in accordance with the business strategy of the Company.

The Compensation Committee will administer incentive awards for the Company's executive officers. The Compensation Committee will review and assess the extent to which the overall Company performance goals have been met during the year and make such awards to the Company's executive officers. Management of the Company will be responsible for awarding bonus amounts to other officers and employees of the Company, taking into account the general compensation philosophy of the Company.

No performance bonuses were awarded to any of the named executive officers in 2010.

Long-Term Incentive Awards.

The third element of the Company's compensation program is provided through the Company's Long-Term Incentive Plan (the “Plan”), which is designed to align the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance which will increase the value of the Company for its stockholders.

Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and may grant, among other types of awards, non-statutory stock options to purchase shares of common stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee will have discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.

Total direct compensation to the Company's executive officers (base salary, bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary to attract or retain unusually qualified executives.

A total of 160,000 options were granted to the named executive officers in 2010 as outlined below in the “Grants of Plan-Based Awards” table.  In general, the Compensation Committee’s decisions concerning the specific compensation elements for individual executive officers were made within the broad framework previously described and in light of each executive officer’s level of responsibility, performance, current salary, prior year bonus and other compensation awards. In all cases, the Compensation Committee’s specific decisions regarding 2010 executive officer compensation were ultimately based upon the Compensation Committee’s judgment about the individual executive officer’s performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for that executive officer to contribute to, and enhance, the Company’s performance.

Retirement and Other Benefits

The Company has always encouraged its employees to save for retirement and, as such, has always offered a 401(k) savings plan.  The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis.  The Company matches 50% of contributions up to 4% of eligible compensation to all 401(k) plan participants, up to a maximum per participating employee of $4,900 per annum.

In 2010, the named executive officers were eligible to participate in the Company’s health and welfare programs that are generally available to other Company employees, including medical, dental, basic life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment.  In addition, the named executive officers receive supplemental life insurance coverage of two times annual salary, not to exceed $625,000 of coverage in combination with the basic life coverage.  The premiums for the supplemental insurance are paid by the Company.

Termination Benefits.

The Company has entered into Employment Agreements with the named executive officers that provide for specified benefits upon termination.  See the discussion of their Employment Agreements under “Employment Agreements.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the members of the Compensation Committee:
George J. Pedersen, Chairman
Jane Bryant Quinn
Orrie Lee Tawes, III

SUMMARY COMPENSATION TABLE

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to GSE Systems and its subsidiaries by the named executive officers (the “Named Executive Officers”) for each of the last three completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer (“PEO”), principal financial officer (“PFO”), and our three most highly compensated officers other than the PEO and PFO.

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal				Option	All Other
Position	Year	Salary	Bonus	Awards (1)	Compensation		Total

James A. Eberle	2010	$ 120,833	$ -	$ 71,412	$ 4,636	(2)	$ 196,881
Chief Executive Officer	2009	-	-	-	-	(3)	-
	2008	-	-	-	-	(3)	-

Jeffery G. Hough	2010	$ 190,319	$ -	$ 35,706	$ 19,687	(4)	$ 245,712
Sr. Vice President & CFO	2009	184,792	-	-	18,304	(5)	203,096
	2008	179,583	-	173,632	16,087	(6)	369,302

Jerome I. Feldman	2010	$ 240,000	$ -	$ 71,412	$ 60,401	(7)	$ 371,813
Chairman of Board	2009	225,000	-	-	53,272	(8)	278,272
	2008	240,000	-	434,080	54,528	(9)	728,608

Chin-Our Jerry Jen	2010	$ 210,894	$ -	$ 35,706	$ 22,644	(10)	$ 269,244
President	2009	204,791	-	-	22,000	(11)	226,791
	2008	199,583	-	173,632	21,621	(12)	394,836

Gill R. Grady	2010	$ 180,031	$ -	$ 35,706	$ 19,036	(13)	$ 234,773
Sr. Vice President	2009	174,792	-	-	18,591	(14)	193,383
	2008	169,167	-	173,632	19,933	(15)	362,732

John V. Moran	2010	$ 255,008	$ 30,000	$ -	$ 12,449	(16)	$ 297,457
Chief Executive Officer	2009	272,500	-	-	13,348	(17)	285,848
	2008	257,000	-	651,120	13,771	(18)	921,891

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company’s 1995 Long-Term Incentive Plan.   Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2011.

(2)	Consists of $2,803 for Company retirement plan matching, $362 for executive group term life insurance premiums, $24 for personal gasoline expenditures, and $2,167 for club membership dues.

(3)	Mr. Eberle was not employed by GSE during 2009 or 2008.

(4)
Consists of $3,806 for Company retirement plan matching, $2,587 for executive group term life insurance premiums, $2,094 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(5)
Consists of $3,920 for Company retirement plan matching, $1,394 for executive group term life insurance premiums, $1,790 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(6)
Consists of $955 for Company retirement plan matching, $1,349 for executive group term life insurance premiums, $2,583 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(7)
Consists of $25,000 fee as Chairman of the GSE Board of Directors, $4,900 for Company retirement plan matching, $14,214 for executive group term life insurance premiums, $5,087 for personal gasoline expenditures, and $11,200 for car allowance.

(8)
Consists of $25,000 fee as Chairman of the GSE Board of Directors, $800 for Company retirement plan matching $13,591 for executive group term life insurance premiums, $2,681 for personal gasoline expenditures, and $11,200 for car allowance.

(9)
Consists of $25,000 fee as Chairman of the GSE Board of Directors, $14,214 for executive group term life insurance premiums, $4,114 for personal gasoline expenditures, $3,667 for club membership dues, and $7,533 for car allowance.

(10)
Consists of $4,442 for Company retirement plan matching, $4,551 for executive group term life insurance premiums, $2,451 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(11)
Consists of $4,320 for Company retirement plan matching, $4,478 for executive group term life insurance premiums, $2,002 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(12)
Consists of $4,216 for Company retirement plan matching, $3,660 for executive group term life insurance premiums, $2,545 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(13)
Consists of $3,600 for Company retirement plan matching, $1,354 for executive group term life insurance premiums, $2,882 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(14)
Consists of $3,720 for Company retirement plan matching, $1,312 for executive group term life insurance premiums, $2,359 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(15)
Consists of $3,607 for Company retirement plan matching, $1,265 for executive group term life insurance premiums, $3,861 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(16)
Consists of $772 for automobile lease, $4,900 for Company retirement plan matching, $2,927 for executive group term life insurance premiums, $312 for personal gasoline expenditures, $3,638 for club membership dues.  Mr. Moran resigned from GSE on October 31, 2010.

(17)
Consists of $772 for automobile lease, $4,900 for Company retirement plan matching, $2,967 for executive group term life insurance premiums, $311 for personal gasoline expenditures, $3,638 for club membership dues and $760 for the waiver of Company medical and dental insurance coverage.

(18)
Consists of $1,869 for automobile lease, $4,600 for Company retirement plan matching, $2,967 for executive group term life insurance premiums, $525 for personal gasoline expenditures, $3,050 for club membership dues and $760 for the waiver of Company medical and dental insurance coverage.

GRANTS OF PLAN – BASED AWARDS.

The following table provides information on stock options granted to the named executive officers during the fiscal year ended December 31, 2010.  Only non-statutory stock options were granted under the plan.

GRANTS OF PLAN-BASED AWARDS

		Number of
		Securities
		Underlying	Exercise or
	Grant	Options	Base Price	Grant Date
Name	Date	Granted (1)	($/share)	Fair Value

James A. Eberle	10/28/10	40,000	$ 3.40	$ 71,412
Jeffery G. Hough	10/28/10	20,000	$ 3.40	$ 35,706
Jerome I. Feldman	10/28/10	40,000	$ 3.40	$ 71,412
Chin-Our Jerry Jen	10/28/10	20,000	$ 3.40	$ 35,706
Gill R. Grady	10/28/10	20,000	$ 3.40	$ 35,706
John V. Moran	No options granted

FISCAL YEAR-END OPTION VALUES AND AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

The following tables set forth certain information with respect to unexercised options held by the named executive officers at the end of the fiscal year ended December 31, 2010 and options exercised during the fiscal year ended December 31, 2010 by such persons.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

		Number of
		Securities Underlying		Option
	Option	Unexercised Options		Exercise	Option
	Grant	at 12/31/10		Price	Expiration
Name	Date	Exercisable	Unexercisable	($/share)	Date

James A. Eberle	10/28/2010	-	40,000	$ 3.40	10/28/2017	(4)

Jeffery G. Hough	3/22/2005	12,654	-	$ 1.85	3/22/2012	(1)
	3/14/2006	64,000	-	$ 1.61	3/14/2013	(2)
	10/23/2008	11,428	28,572	$ 5.95	10/23/2018	(3)
	10/28/2010	-	20,000	$ 3.40	10/28/2017	(4)

Jerome I. Feldman	3/14/2006	85,000	-	$ 1.61	3/14/2013	(2)
	10/23/2008	28,571	71,429	$ 5.95	10/23/2018	(3)
	10/28/2010	-	40,000	$ 3.40	10/28/2017	(4)

Chin-Our Jerry Jen	3/22/2005	36,282	-	$ 1.85	3/22/2012	(1)
	3/14/2006	30,000	-	$ 1.61	3/14/2013	(2)
	5/22/2006	20,000	-	$ 3.65	5/22/2013	(2)
	10/23/2008	11,428	28,572	$ 5.95	10/23/2018	(3)
	10/28/2010	-	20,000	$ 3.40	10/28/2017	(4)

Gill R. Grady	3/22/2005	727	-	$ 1.85	3/22/2012	(1)
	3/14/2006	33,000	-	$ 1.61	3/14/2013	(2)
	10/23/2008	11,428	28,572	$ 5.95	10/23/2018	(3)
	10/28/2010	-	20,000	$ 3.40	10/28/2017	(4)

John V. Moran	3/14/2006	140,200	-	$ 1.61	3/14/2013	(2)
	10/23/2008	42,857	107,143	$ 5.95	10/23/2018	(3)

(1)  The options vested 100% at date of grant.
(2)  The options vested 40% one year from date of grant, another 30% two years from date of grant; and the final 30% three years from date of grant.
(3)  The options vest 14.3% one year from the date of grant with an additional 14.3% vesting after each of the next six years.
(4)  The options vest 40% one year from date of grant, another 30% two years from date of grant; and the final 30% three years from date of grant.

2010 OPTION EXERCISES

	# of Shares	Value
	Acquired on	Realized
	Exercise	on Exercise (1)

James A. Eberle	$ -	$ -
Jeffery G. Hough	-	-
Jerome I. Feldman	-	-
Chin-Our Jerry Jen	-	-
Gill R. Grady	10,000	31,091
John V. Moran	10,000	16,600

(1) Value realized on exercise is the difference between the sales price of the common stock and the exercise price of the options.

EMPLOYMENT AGREEMENTS

On April 30, 2010, the Company’s Board of Directors appointed James A. Eberle Chief Operating Officer of the Company and entered into an employment agreement with Mr. Eberle.  Effective November 1, 2010, Mr. Eberle was appointed Chief Executive Officer, a Director, and a member of the Executive Committee of the Board of Directors.  In addition, Mr. Eberle entered into a new employment agreement which commenced on November 1, 2010 and will run until October 31, 2012.  Mr. Eberle shall receive a base annual salary of $300,000.  On the anniversary date of the Employment Agreement, his  base salary shall be increased by an amount equal to a minimum of the greater of (i) three percent (3%) and (ii) an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

For each year the Agreement is in effect, the Compensation Committee of the Board of Directors shall determine the bonus amount for the most recently completed fiscal year and payment shall be made by March 15 of the subsequent year.  The bonus is performance based and the performance goals shall be mutually agreed to by Mr. Eberle and the Compensation Committee.  For 2011, Mr. Eberle’s target bonus is $150,000.  For each year of the Employment Agreement, the Company’s Compensation Committee shall increase the bonus target by an amount equal to a minimum of the greater of (i) three percent (3%) and (ii) an amount equal to the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

The Company shall provide Mr. Eberle with an automobile of his choice (comparable to the automobile currently driven by him) at the Company’s expense and shall pay the maintenance, gas, and insurance expenses in connection with such automobile. Mr. Eberle shall also receive an allowance for a club membership of $4,000 per year.  The Company shall pay the monthly medical and dental insurance premiums for Mr. Eberle in connection with Company-provided health insurance plans.  Mr. Eberle is entitled to receive vacation in accordance with the Company’s policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Mr. Eberle is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel, continuing education and customer entertainment expenses.

The Company may terminate the Employment Agreement for cause.  Examples of “cause” include (i) willful and continued failure to substantially perform contractual duties after the Company has communicated its demand for substantial performance; (ii) willfully engaging in misconduct which has a material adverse effect on the Company’s reputation, operations, prospects or business relations; (iii) conviction for any felony or entry of a plea of “no contest” for a crime of moral turpitude; or (iv) breach of any of the terms and conditions of the Employment Agreement.  Notice of termination must be in writing and must state the reason for termination and Mr. Eberle (with his attorney) shall have the opportunity to be heard by the Company’s Board of Directors.  In the event of termination for cause, Mr. Eberle shall continue to receive his full salary through the date of termination.  In the event of disability, Mr. Eberle will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.

If the Company shall terminate Mr. Eberle’s employment in breach of the terms of the Employment Agreement, then the Company shall pay Mr. Eberle his full salary and benefits for a period equal to the greater of (i) the number of months then remaining on the term of the Employment Agreement and (ii) 12 months.  Additionally, all options to purchase the Company's common stock granted to Mr. Eberle under the Company's option plan or otherwise shall immediately become fully vested and shall terminate on such date as they would have terminated if Mr. Eberle's employment by the Company had not terminated.

In the event a Change of Control occurs and Mr. Eberle is offered employment upon conditions that result in his decision to terminate employment for Good Reason (as defined in the Employment Agreement); then for a period of 18 months from the date of his termination, Mr. Eberle shall continue to receive salary and all benefits (including medical, dental and life insurance coverage and any other Company-provided benefits, including car and club allowances) that he is receiving as of the date the Change of Control occurs. In addition, Mr. Eberle shall also be entitled to receive on the date of termination an amount equal to the average of the amounts paid to him as a bonus for the two years prior to the year in which the Change of Control takes place.

The total termination benefit that would be provided to Mr. Eberle is as follows:

Total
Termination
	Salary (1)	Bonus (2)	Benefits	Benefit

James A. Eberle	$ 450,000	$ -	$ 18,861	$ 468,861

(1)	Salary would be paid on a semi-monthly basis over an eighteen month period.
(2)	No bonus payments were made to Mr. Eberle since his employment began on April 30, 2010.

The foregoing is a brief description of the terms of Mr. Eberle’s Employment Agreement and by its nature is incomplete.  They are qualified in their entirety by the text of the agreement which was filed with the Form 8-K on November 1, 2010 and incorporated herein by reference. All readers of this proxy are encouraged to read the entire text of the document referred to in the text.

The Company’s Compensation Committee approved formal Employment Agreements (“Agreements”), and the Company entered into the Agreements as of January 1, 2011 with each of the following named executive officers:  Jerome I. Feldman, Chairman of the Board, Chin-our Jerry Jen, President, Jeffery G. Hough, Senior Vice President and Chief Financial Officer, Gill R. Grady, Senior Vice President and Michael D. Feldman, Executive Vice President.  The period of each Agreement runs from January 1, 2011 through December 31, 2012.

Based upon the assessment of the Compensation Committee with respect to each of the officers of the following factors:   (i) individual accomplishments, (ii) knowledge and experience, (iii) the Company’s compensation survey and (iv) the recommendation of the Chief Executive Officer,  the Company agreed to pay the following base salaries effective January 1, 2011:

Jeffery G. Hough	$ 210,000
Jerome I. Feldman	$ 300,000
Chin-our Jerry Jen	$ 220,000
Gill R. Grady	$ 200,000
Michael D. Feldman	$ 181,000

On the one-year anniversary date of each Agreement, the Company shall increase the amount of compensation by an amount equal to the greater of (i) three percent (3%) or (ii)  the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

For each year each Agreement is in effect, the Compensation Committee of the Board of Directors and the Company’s Chief Executive Officer shall determine the bonus amount for the most recently completed fiscal year and payment shall be made by March 15 of the subsequent year.  The bonus is performance based and the performance goals shall be as jointly agreed to by each officer and the Chief Executive Officer and the Board of Directors.  For the 2010 fiscal year, the target bonus for Mr. Feldman was $150,000 and for each of the other officers was $50,000. None of the executive officers received bonuses for 2010.

On the one-year anniversary date of each Agreement, the Company’s Board of Directors shall increase the bonus target by an amount equal to the greater of (i) three percent (3%) or (ii)  the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

In addition, each officer shall receive:
♦	an automobile allowance of seven thousand two hundred dollars ($7,200) per year and the Company will pay for the gasoline in connection with such automobile; and
♦	an allowance for club membership of four thousand dollars ($4,000) per year.

The Company shall pay the monthly medical and dental insurance premiums for each officer in association with Company-provided health insurance plans.  Each officer is entitled to receive vacation in accordance with the Company’s policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Each officer is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate each Agreement for cause.  Examples of “cause” include (i) willful and continued failure to substantially perform contractual duties after the Company has communicated its demand for substantial performance; (ii) willfully engaging in misconduct which has a material adverse effect on the Company’s reputation, operations, prospects or business relations; (I) conviction for any felony or entry of a plea of “no contest” for a crime of moral turpitude; (iv) or breach of the terms and conditions of each Agreement.  Notice of termination must be in writing and must state the reason for termination and each officer (with his attorney) shall have the opportunity to be heard by the Company’s Board of Directors.  In the event of termination for cause, each officer shall continue to receive his full salary through the date of termination.  In the event of disability, each officer will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.  Termination of employment due to the death or disability of the officer shall not constitute a breach of the Agreement.

If the Company terminates the officer’s employment in breach of the terms of the Agreement, then the Company shall pay the officer his full salary and provide the officer his benefits for a period equal to the greater of (i) the number of months then remaining on the term of the Agreement and (ii) 12 months.  In addition, all options to purchase the Company's common stock granted to the officer under the Company's option plan or otherwise shall immediately become fully vested and shall terminate on such date as they would have terminated if his employment by the Company had not been terminated.

If the officer’s employment is terminated at the end of the Agreement (the “Scheduled Termination Date”) or if the officer continues as an employee after the Scheduled Termination Date and his employment is subsequently terminated by the Company for a reason other than (i) the death or disability of the officer or (ii) cause, the officer shall be entitled to receive his full salary and benefits for a period of one year from the date of termination.

In the event a Change of Control occurs and the officer is either (1) not offered employment by the Successor Company or (2) employment is offered upon conditions that result in the officer's decision to terminate employment for Good Reason (as defined in the Agreement); then the following shall occur.  The officer shall receive continuation of salary and bonus programs (average of prior 2 years bonus), and all benefits (including medical, dental and life insurance coverage and any other Company-provided benefits, including car and club allowances that Employee is receiving as of the Effective Date) from the Date of Termination of employment for a period of twelve months.  The total termination benefit that would be provided to the officers is as follows:

	Salary (1)	Bonus (2)	Benefits	Total Termination Benefit

Jeffery G. Hough	$ 210,000	$ -	$ 18,684	$ 228,684
Jerome I. Feldman	300,000	-	25,219	325,219
Chin-our Jerry Jen	220,000	-	25,320	245,320
Gill R. Grady	200,000	-	30,263	230,263
Michael D. Feldman	181,000	-	25,161	206,161

(1)	Salary would be paid on a semi-monthly basis over a one year period.
(2)	No bonus payments were made to the officers in the last two years.

The foregoing is a brief description of the terms of the Agreements and by its nature is incomplete.  It is qualified in its entirety by the text of the respective agreements which were described in the Form 8-K or Form 10-K filed with the SEC on February 7, 2011 and March 14, 2011, respectively; copies of the Agreements were included in the Exhibits to the Form 8-K and Form 10-K and incorporated therein by reference.  All readers of this proxy are encouraged to read the entire text of the documents referred to in the text.

COMPENSATION OF DIRECTORS

On February 6, 2007, the Company’s Board approved the following compensation plan for the directors effective for 2007:

♦
Annual Retainer:  an annual retainer of $12,000 will be paid to all directors who do not chair a committee and are classified as “Independent Directors” based upon the SEC and AMEX criteria for Independent Directors.  The Chairman of the Board, the Chairman of the Compensation Committee and the Chairman of the Audit Committee will each be paid an annual retainer of $25,000 per year.

♦
Board of Committee Meeting Attendance Fees:  Independent Directors will be paid $1,500 for each Board meeting attended.  Members of the Audit Committee will receive $500 for each Audit Committee meeting attended.

♦	Stock Options: On an annual basis, each Independent Director will be awarded non-qualified GSE stock options to purchase 10,000 shares of the Company’s common stock, pursuant to the Company’s Plan.

On September 27, 2007, the Company’s Board amended the compensation plan to provide the $12,000 annual retainer to all Directors who do not chair a committee and have not been employees of the Company for the last three years (“Non-employee Directors”) and who are otherwise eligible in accordance with applicable Company policies and regulatory guidelines and requirements.  All Non-employee Directors will be paid $1,500 for each Board meeting attended.  Members of the Audit committee and the Compensation Committee will receive $500 for each Committee meeting attended.

In 2009, options with an exercise price of $6.00 per share covering 10,000 shares of common stock were granted to Sheldon L. Glashow, Roger L. Hagengruber, Joseph W. Lewis, George J. Pedersen, Orrie Lee Tawes, III and Jane Bryant Quinn.  40% of the options vest after one year from the date of grant, 30% vest after two years from the date of grant and the final 30% vest after three years from the date of grant.

In 2010, options with an exercise price of $4.63 per share covering 10,000 shares of common stock were granted to Sheldon L. Glashow, Roger L. Hagengruber, Joseph W. Lewis, George J. Pedersen, Orrie Lee Tawes, III and Jane Bryant Quinn.  40% of the options vest after one year from the date of grant, 30% vest after two years from the date of grant and the final 30% vest after three years from the date of grant.

The table below summarizes the compensation paid by the Company to Directors who are not included in the Executive Summary Compensation Table above.

2010 DIRECTOR COMPENSATION

	Fees earned
	or Paid in		Option
	Cash		Awards (1)	Total

Michael D. Feldman	$ -	(2)	$ -	$ -
Sheldon L. Glashow	21,500		28,871	50,371
Roger L. Hagengruber	21,500		28,871	50,371
Joseph W. Lewis	36,000		28,871	64,871
George J. Pedersen	33,500		28,871	62,371
Jane Bryant Quinn	19,000		28,871	47,871
O. Lee Tawes, III	22,000		28,871	50,871

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company’s 1995 Long-Term Incentive Plan.   Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2011

(2)	Michael D. Feldman is an employee of the Company and receives no compensation or stock options for his services as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Pedersen, who is the Chairman of the Company’s Compensation Committee, and is also Chairman of the Board and Chief Executive Officer of ManTech, Ms. Quinn who writes a bi-weekly column on personal finance for Bloomberg.com and Mr. Tawes, who is the Executive Vice President and Head of Investment Banking and a member of the Board of Directors at Northeast Securities, Inc.

The Compensation Committee acts on matters related to other directors, executive officers and related entity proposals. In accordance with applicable law, any matter related to a member of the Compensation Committee requires ratification by the independent directors or approval of the entire board.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of GSE Systems. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

STOCKHOLDER PROPOSALS

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2012 annual meeting must do so no later than January 25, 2012.  Any such proposal must be in compliance with applicable SEC regulations.

In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 2011 annual meeting, a stockholder submitting a proposal must file a written notice with the Corporate Secretary which conforms to the requirements of the Bylaws. If the board or a designated committee or the officer who will preside at the stockholders’ meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Copies of the Company’s By-laws are available to stockholders without charge upon request to the Corporate Secretary at the Company’s address set forth above.

STOCKHOLDER NOMINATIONS

Stockholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nominating Committee. We will consider all director candidates recommended to the Nominating Committee by stockholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at the 2012 annual meeting, a written nomination solicitation notice must be received by the Nominating Committee at our principal executive office not later than January 25, 2012. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nominating Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•
a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•
a description of all arrangements or understandings between or among any of the stockholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•
such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

•	the signed consent of each nominee to serve as a director if so elected.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF DIRECTORS

Currently there are nine directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are equal in number.  The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

The terms of Dr. Sheldon L. Glashow, Dr. Roger L. Hagengruber and Michael D. Feldman will expire at the 2011 annual meeting. These directors have been nominated by the Company’s Nominating Committee to stand for reelection at the meeting to hold office until 2014 and until their successors are elected and qualified. Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned “Directors and Executive Officers.”

The proxies solicited hereby, unless directed to the contrary, will be voted for election of the nominees. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF SHELDON L. GLASHOW, ROGER L. HAGENGRUBER AND MICHAEL D. FELDMAN

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, and subject to stockholder approval, the Board has appointed the firm of KPMG LLP as independent registered public accountants of the Company for the current fiscal year. The Board has been advised by KPMG LLP that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

KPMG LLP became the Company’s independent registered public accountants on March 17, 2000.

A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions from stockholders.

For a description of the Audit Committee’s pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned “Audit Committee Pre-Approval of Audit and Non-Audit Services.”

Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. The stockholder’s ratification of the appointment of KPMG LLP will not impact the Audit Committee’s responsibility pursuant to its charter to appoint, replace and discharge the independent auditors. If the stockholders do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 3:  APPROVAL OF THE COMPANY’S 1995 LONG-TERM INCENTIVE PLAN (AS AMENDED AND RESTATED, EFFECTIVE MARCH 7, 2011)

The Board proposes that the stockholders of the Company approve an amendment to the Plan.  There are currently 3,500,000 shares reserved for issuance under the Plan, however, as of the Record Date, 106,888 shares are available for grant under the plan.

The Board requests and recommends the stockholders ratify and approve the proposed 1995 Long-Term Incentive Plan, as Amended and Restated, effective March 7, 2011 (the “Amended and Restated Plan”), which provides for reservation of an additional 2,000,000 shares of Common Stock for issuance thereunder in accordance with the Company’s Bylaws and Delaware General Corporation Law.

The purpose of increasing the number of shares of Common Stock available for issuance under the Amended and Restated Plan is to ensure that the Company has sufficient shares of Common Stock available for issuance in order to maintain its ability to continue to utilize equity incentives to attract and retain the services of key individuals and high-quality employees, officers, directors and consultants essential to its long-term growth and financial success, through the issuance of option grants and to provide additional incentive by permitting certain key individuals whose efforts have materially contributed to the Company’s success to be eligible to participate as owners of the Company.  The Amended and Restated Plan provides for a total of 5,500,000 shares of Common Stock which may be issued upon the exercise of options granted thereunder.

The following is a summary of the material provisions of the Amended and Restated Plan, which is qualified in its entirety by the terms of the Amended and Restated Plan that is attached to this Proxy as Exhibit A. A copy of the Amended and Restated Plan may also be obtained from the Plan Administrator at our executive offices located at 1332 Londontown Blvd, Suite 200, Sykesville, MD 21784.

The purpose of the Amended and Restated Plan is to promote the long-term growth and profitability of the Company. The Amended and Restated Plan is administered by the Board or a committee of the Board (the "Administrator"). The Amended and Restated Plan permits the granting of stock options to employees, directors or consultants (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards or any combination of these.

Outstanding equity awards represent potential future stock issuances that would, upon exercise result in diluting the percentage ownership of each investor. As a percentage of the Company’s outstanding stock, the impact of outstanding equity awards serves as a measure of future dilution.  In addition, shares reserved for future option grants under the Company’s stock plans can eventually dilute stock ownership as equity awards are granted and exercised.

Employees often choose to not exercise vested options and hold on to them for possible future exercise. Failing to exercise vested options can have the effect of causing relatively high levels of outstanding options.

Intellectual capital, including the know-how of key employees of the acquired company, is a value component in most acquisitions. Stock options are frequently granted to employees of the acquired company to ensure business continuity in order to fully realize the value of the acquired company and its technologies, acquisitions can result in an increase in the level of equity awards.

The Administrator has the powers vested in it by the terms of the Amended and Restated Plan, including determining the types of awards to be granted, number of shares covered by each award, prescribed grant agreements evidencing such awards, and the establishment of programs for granting awards. The Administrator has the authority to administer and interpret the Amended and Restated Plan and to adopt and interpret the rules, regulations, agreements, guidelines and instruments as it determines are necessary or advisable. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors deemed relevant in accomplishing the purposes of the Amended and Restated Plan.

The Amended and Restated Plan will terminate on June 30, 2018. All awards made under the Amended and Restated Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the Amended and Restated Plan and the terms of such awards.

As of the date of this prospectus, no awards have been made under the Amended and Restated Plan.  Grants made under the Amended and Restated Plan are intended to qualify as either incentive stock options (“ISO”) or non-qualified stock options (“NSO”) as governed by Sections 422 and 83 of the Internal Revenue Code (the “Code”) respectively. Generally, at the time of the grant, federal income tax is not payable by an option holder and the Company does not take a deduction. Under current tax laws, if an option holder exercises a non-qualified stock option, the option holder will have taxable income equal to the difference between the fair market price of the common stock on the exercise date and the stock option grant price.

Although no tax consequences generally result from the grant of the option, an option holder who exercises a NSO generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. An option holder generally will have no taxable income upon exercising an ISO after the applicable holding periods have been satisfied (however, alternative minimum tax may apply), and the Company will not receive a deduction when an incentive stock option is exercised.

Upon exercise of an option, the tax treatment may also vary depending on the amount of time the shares were held and whether they were acquired upon exercise of an ISO or a NSO. The Company will be entitled to a deduction in the corresponding amount on its income tax return and, if the shares were acquired under an ISO before the applicable holding periods have been satisfied, it may be entitled to a deduction.

Effective January 1, 2005, Section 409A to the Code covers most programs that defer the receipt of compensation to a succeeding year. It also provides strict election deferral and payout timing rules. In the event an employee fails to comply with Section 409A, significant penalties may be placed on the individual employee. However, Section 409A does not affect the Company’s ability to deduct deferred compensation.

Awards granted under the Amended and Restated Plan may also qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve the Company’s federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company’s five most highly-compensated executive officers.  Options and other awards which qualify as such must be granted under the Amended and Restated Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the Amended and Restated Plan’s limit on the total number of shares that may be awarded to any one option holder during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

The rules governing the tax treatment of options and the receipt of shares in connection with such grants are quite technical; accordingly, the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as their interpretation may vary in individual circumstances. Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF
THE COMPANY’S 1995 LONG-TERM
 INCENTIVE PLAN (AS AMENDED AND RESTATED, EFFECTIVE MARCH 7, 2011)

PROPOSAL 4:  ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and section 14A of the Securities Exchange Act, as amended (the “Exchange Act”), we are providing stockholders the chance to cast a vote on an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement.  Our executive compensation programs are designed to support the Company’s long-term success.  As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, retain and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;

•	provide incentives for executive officers for superior performance; and

•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

We urge stockholders to read the “Compensation Discussion and Analysis” set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the stockholders of GSE Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The Board of Directors recommends a vote FOR the advisory resolution approving the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement, and it is intended that proxies not marked to the contrary will be so voted.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We will provide an advisory vote on executive compensation at least once every three years.  In accordance with Dodd-Frank and section 14A of the Exchange Act, we are providing stockholders the chance to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every three years. We believe that this frequency is appropriate for a number of reasons, including:

•	Our compensation programs have not typically changed significantly from year to year and we seek to be consistent;

•	A longer frequency is consistent with long-term compensation objectives; and

•
A three year cycle gives the Board of Directors and the Compensation Committee sufficient time to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, and to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation.

For the foregoing reasons, we encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table below.  We believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, and we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Stockholders will be able to specify one of four choices for this proposal on the proxy card:  three years, two years, one year or abstain.  Stockholders are not voting to approve or disapprove the Board’s recommendation.  This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors.  Notwithstanding the Board of Director’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board of Directors recommends that you vote to conduct future advisory votes on executive compensation every THREE years, and it is intended that proxies not marked to the contrary will be so voted.

OTHER BUSINESS

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any shareholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his discretion.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries. It is the Company's intention to disclose any waivers of such Code of Ethics or Conduct of Business Policy on the Company's website at www.gses.com. The Company will provide a copy of such Code of Ethics and Conduct of Business Policy to any person upon written request made to the Company's Secretary in writing to the following address: GSE Systems, Inc., Attn: Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

By Order of the Board of Directors

Jeffery G. Hough
Secretary
Sykesville, Maryland

EXHIBIT  A

GSE SYSTEMS, INC.
1995 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective March 7, 2011)

1.           Restatement, Purpose and Types of Awards

GSE Systems, Inc., a Delaware corporation (the “Corporation”), maintained the GSE Systems, Inc. 1995 Long-Term Incentive Plan (As Amended through September 25, 2007) (the “Prior Plan”).  The Prior Plan has been amended and restated, as set forth herein, effective March 7, 2011, subject to the approval of the shareholders of the Corporation within twelve months of such effective date (the “Plan”). Notwithstanding anything herein to the contrary, nothing in this Plan shall adversely affect the rights or obligations, under any Award granted under the Prior Plan, of any grantee or holder of the Award without such person’s approval.

The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation; and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.           Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)           “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b)           “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

(c)           “Board” shall mean the Board of Directors of the Corporation.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)           “Common Stock” shall mean shares of common stock of the Corporation, $.01 par value.

(f)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)           “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the American Stock Exchange or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator.  If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day.  As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, any business day.

(h)           “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(i)           “Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

(j)           “Subsidiary” and “subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in Section 424(f) of the Code, or any successor thereto.

3.           Administration

(a)           Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”).

(b)           Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:  (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Corporation; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period. The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)           Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)           Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)           Indemnification.  To the maximum extent permitted by law and by the Corporation's charter and bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)           Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.           Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d), the shares of Common Stock that may be issued with respect to Awards granted under the Plan (including, for purposes of this Section 4, the Prior Plan) shall not exceed an aggregate of 5,500,000 shares of Common Stock.  The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d).  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 400,000.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.           Participation

Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6.           Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)           Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.  Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value.  No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)           Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”).  An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.  No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)           Stock Awards.  The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d)           Phantom Stock.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine.  Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets.  An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e)           Performance Awards.  The Administrator may grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator.  Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation’s or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.           Miscellaneous

(a)           Withholding of Taxes.  Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award.  In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(b)           Loans.  The Corporation or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)           Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.  Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d)           Adjustments; Business Combinations.  In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall determine to be necessary or appropriate.

The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)           Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity.  The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)           Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time.

(g)           Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.

(h)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(i)           Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles.

(j)           Effective Date; Termination Date.  The Plan is effective as of March 7, 2011, the date on which the Plan, as an amendment and restatement of the Prior Plan, was approved by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date.  No Award shall be granted under the Plan after the close of business on June 30, 2018.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Michael D. Feldman 02 Sheldon L. Glashow 03 Roger L. Hagengruber

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2 To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company's independent registered public accountants for the current fiscal year.	☐	☐	☐
3 To approve the Company's 1995 Long-Term Incentive Plan (as Amended and Restated effective March 7, 2011)	☐	☐	☐
4 To approve, by non-binding vote, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 year	2 years	3 years	Abstain
5 To recommend, by non-binding vote, the frequency of future stockholder votes on the Company's executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000107557_1 R1.0.0.11699